Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804  fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Fuels Reports Revenue Rose 46% to $45.7 Million for the

Third Quarter Ended September 30, 2010

Revenue increased to $45.7 million, up from $31.2 million in the prior-year period;

Gallons delivered increased to 31.3 million, up from 29.5 million in the prior-year period

SEAL BEACH, Calif., Nov. 8, 2010 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the third quarter and nine months ended September 30, 2010.

Revenue for the quarter ended September 30, 2010 rose 46% to $45.7 million, from $31.2 million for the third quarter of 2009. For the nine months ended September 30, 2010, revenue totaled $128.7 million, which is an increase of 44% from $89.3 million a year ago.

For the third quarter of 2010, gasoline gallon equivalents (gallons) delivered, which includes CNG, LNG, biomethane and the gallons associated with providing operations & maintenance services, totaled 31.3 million gallons, up from 29.5 million gallons delivered in the same period a year ago. For the nine months of 2010, gallons delivered increased to 91.0 million gallons, up from 71.5 million gallons in the first nine months of 2009.

On a non-GAAP basis, loss per share for the third quarter of 2010 was $0.10. This compares with non-GAAP earnings per share for the same period a year ago of $0.01 per share. Non-GAAP loss per share was $0.23 for the first nine months of 2010, and was $0.06 per share for the first nine months of 2009. Non-GAAP loss per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Non-GAAP loss per share and Adjusted EBITDA were significantly impacted by the expiration of the Volumetric Excise Tax Credit (VETC) on December 31, 2009. When comparing Adjusted EBITDA and non-GAAP loss per share between periods, the VETC for the third quarter and first nine months of 2009 was $3.7 million and $11.8 million, respectively, but was $0 in the third quarter and first nine months of 2010 as the credit expired December 31, 2009.

Including the non-cash gain of $7.9 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market and the non-cash stock-based compensation charges of $3.3 million, the net loss for the third quarter of 2010 was $1.8 million, or $0.03 per share. This compares with a net loss of $18.5 million, or $0.31 per share, in the third quarter of 2009, which included $15.4 million of non-cash Series I warrant charges and $3.6 million of non-cash stock-based compensation charges.

For the nine-month period ended September 30, 2010, including a non-cash gain of $5.9 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, non-cash stock-based compensation charges of $9.2 million, and an AMT refund of $1.3 million recorded in the first quarter of 2010, the net loss for the period was $16.3 million, or $0.27 per share. This compares with a net loss for the first nine months of 2009 of $31.3 million, or $0.59 per share, which included $17.8 million of non-cash Series I warrant charges and $10.6 million of non-cash stock-based compensation charges.

Adjusted EBITDA for the third quarter of 2010 was $(0.6) million, compared with $5.4 million in the third quarter of 2009. Adjusted EBITDA for the first nine months of 2010 was $1.8 million, compared with $9.9 million for the first nine months of 2009. Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We continued to leverage our expertise in the field of natural gas fueling during the third quarter and subsequent weeks to maintain our leadership position. Noteworthy was our announced partnership with the largest retail operator of truck stops in North America, Pilot Flying J. This partnership affords us the ability to create a nationwide network of LNG Stations for heavy-duty trucks and to orchestrate the expansion of that network based on geographic demand trends. This is particularly important as we expand beyond our core markets of airports, refuse, and municipal transportation to include high volume regional trucking fleets, which represent a large part of our nation’s fuel consumption on an annual basis.

“We also completed the acquisition of IMW Industries, Ltd during the third quarter and see this as a means to extend our reach globally, satisfy much of our internal compressor needs domestically, expand our product offerings to our U.S. customers, and to ultimately contribute significantly to our bottom line.  We believe this acquisition will allow us to integrate platform and station design and be more competitive for our customers,” said Mr. Littlefair.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the Company’s alternative minimum tax (AMT) carry-back refund it recorded in the first quarter of 2010, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company excluded the AMT refund amount as it is not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(18,460,583)	$(1,829,874)	$(31,331,396)	$(16,301,398)
Stock-Based Compensation, Net of Tax Benefits	3,551,992	3,259,927	10,572,136	9,221,647
Mark-to-Market (Gain) Loss on Series I Warrants	15,422,310	(7,866,162)	17,808,673	(5,876,855)
AMT Carry-Back Refund	—	—	—	(1,300,000)
Adjusted Net Income (Loss)	513,719	(6,436,109)	(2,950,587)	(14,256,606)
Diluted Weighted Average Common Shares Outstanding	59,695,666	63,992,763	53,428,391	60,970,130
Non-GAAP Earnings (Loss) Per Share	$0.01	$(0.10)	$(0.06)	$(0.23)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the

Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(18,460,583)	$(1,829,874)	$(31,331,396)	$(16,301,398)
Income Tax (Benefit) Expense	68,352	290,121	209,202	(836,613)
Interest (Income) Expense, Net	276,110	70,126	368,186	(16,379)
Depreciation and Amortization	4,516,513	5,507,032	12,256,603	15,567,523
Stock-Based Compensation, Net of Tax Benefits	3,551,992	3,259,927	10,572,136	9,221,647
Mark-to-Market (Gain) Loss on Series I Warrants	15,422,310	(7,866,162)	17,808,673	(5,876,855)
Adjusted EBITDA	$5,374,694	$(568,830)	$9,883,404	$1,757,925

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). The live call can be accessed from the U.S. by dialing 1-877-407-4018 from the U.S. International callers can dial 1-201-689-8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Dec. 8, 2010 by dialing 1-877-870-5176 from the U.S., or 1-858-384-5517 from international locations, and entering PIN number 358182. There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market.  It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels over 19,900 vehicles daily, including more than 4,950 transit buses, at 211 strategic locations across the United States with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. It owns and operates a landfill gas facility in Dallas, Texas, that produces renewable methane gas, or biomethane, for delivery in the nation’s gas pipeline network. It owns and operates LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons per day (designed to expand to 340,000 LNG gallons per day as demand increases) and 58 cryogenic trailers for delivery. BAF Technologies, Inc., a wholly owned subsidiary, is a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pick-up trucks and shuttle buses. IMW Industries, Ltd., a wholly owned subsidiary based in Canada, is a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications with more than 1,000 installations in over 20 countries.  (www.cleanenergyfuels.com)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the number of stations and networks of stations to be built for natural gas fuel use, the anticipated benefits of the Company’s acquisition of IMW and the impact that it will have on the Company, and future growth and sales opportunities in the regional trucking market and within the Company’s other market sectors. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the U.S. government’s failure to renew the Volumetric Excise Tax Credit for CNG and LNG, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to successfully integrate IMW, the Company’s success in obtaining government grants or subsidies for alternative fuel operators, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q filed on November 8, 2010 with the SEC and its Form 10-K filed on March 10, 2010 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Ina McGuinness

ina@mcguinnessir.com

805-427-1372

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2009 and September 30, 2010

Unaudited

	December 31, 2009	September 30, 2010

Assets
Current assets:
Cash and cash equivalents	$67,086,965	$32,178,575
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $898,423 and $576,882 as of December 31, 2009 and September 30, 2010, respectively	16,339,730	32,339,929
Other receivables	8,862,213	11,061,428
Inventory, net	6,217,133	18,044,725
Prepaid expenses and other current assets	7,393,892	11,265,530
Total current assets	108,399,933	107,390,187

Land, property and equipment, net	172,182,436	199,968,904
Capital lease receivables	1,311,054	1,107,041
Notes receivable and other long-term assets	6,875,364	10,660,592
Investments in other entities	10,536,405	11,171,714
Goodwill	21,572,020	65,821,347
Intangible assets, net of accumulated amortization	34,921,361	112,926,564
Total assets	$355,798,573	$509,046,349

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,439,263	$29,328,727
Accounts payable	14,775,406	34,627,089
Accrued liabilities	9,695,443	20,390,637
Deferred revenue	2,691,007	12,006,967
Total current liabilities	29,601,119	96,353,420

Long-term debt and capital lease obligations, less current portion	9,781,425	33,175,323
Other long-term liabilities	36,039,864	38,203,504
Total liabilities	75,422,408	167,732,247

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 59,840,151 shares and 64,931,101 shares at December 31, 2009 and September 30, 2010, respectively	5,984	6,493
Additional paid-in capital	424,580,895	506,775,337
Accumulated deficit	(149,410,111)	(165,711,509)
Accumulated other comprehensive income (loss)	2,012,573	(2,915,569)
Total stockholders’ equity of Clean Energy Fuels Corp.	277,189,341	338,154,752
Noncontrolling interest in subsidiary	3,186,824	3,159,350
Total equity	280,376,165	341,314,102
Total liabilities and equity	$355,798,573	$509,046,349

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended

September 30, 2009 and 2010

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Revenue:
Product revenues	$26,290,638	$40,974,478	$79,500,495	$114,680,989
Service revenues	4,891,188	4,679,229	9,799,506	13,996,136
Total revenues	31,181,826	45,653,707	89,300,001	128,677,125
Operating expenses:
Cost of sales:
Product cost of sales	16,369,247	31,189,766	52,785,705	85,378,128
Service cost of sales	2,388,458	2,319,064	3,820,740	6,305,141
Selling, general and administrative	10,491,987	15,854,920	33,649,427	44,382,202
Depreciation and amortization	4,516,513	5,507,032	12,256,603	15,567,523
Derivative (gain) loss on Series I warrant valuation	15,422,310	(7,866,162)	17,808,673	(5,876,855)
Total operating expenses	49,188,515	47,004,620	120,321,148	145,756,139
Operating loss	(18,006,689)	(1,350,913)	(31,021,147)	(17,079,014)
Interest income (expense), net	(276,110)	(70,126)	(368,186)	16,379
Other expense, net	(107,468)	(308,346)	(293,995)	(303,769)
Income from equity method investments	77,744	95,509	130,162	200,919
Loss before income taxes	(18,312,523)	(1,633,876)	(31,553,166)	(17,165,485)
Income tax benefit (expense)	(68,352)	(290,121)	(209,202)	836,613
Net loss	(18,380,875)	(1,923,997)	(31,762,368)	(16,328,872)
Loss (income) attributable to noncontrolling interest	(79,708)	94,123	430,972	27,474
Net loss attributable to Clean Energy Fuels Corp.	$(18,460,583)	$(1,829,874)	$(31,331,396)	$(16,301,398)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.31)	$(0.03)	$(0.59)	$(0.27)
Diluted	$(0.31)	$(0.03)	$(0.59)	$(0.27)

Weighted average common shares outstanding
Basic	59,695,666	63,992,763	53,428,391	60,970,130
Diluted	59,695,666	63,992,763	53,428,391	60,970,130

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Construction Revenues	—	1.6	5.2	4.1
Construction Cost of Sales	—	(1.6)	(4.6)	(3.8)
Fuel Tax Credits	3.7	—	11.8	—
Stock Option Expense, Net of Tax Benefits	(3.6)	(3.3)	(10.6)	(9.2)